UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Lifetime Brands, Inc.

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On December 22, 2017, Lifetime Brands, Inc. (the “Company”) entered into a merger agreement with certain of its wholly-owned merger subsidiaries and Taylor Holdco, LLC (dba Filament Brands), a Delaware limited liability company (“Taylor”) and Taylor Parent, LLC, a Delaware limited liability company (“Taylor Parent”) and the other parties thereto providing for the acquisition of Taylor by the Company (the “Acquisition”).

Concurrent with the Acquisition, and pursuant to the commitment letter dated December 22, 2017, by and among the Company, JPMorgan Chase Bank, N.A. (“JPMorgan”) and Golub Capital LLC (“Golub Capital”), the Company expects to enter into (1) a credit agreement among JPMorgan, as administrative agent, the lenders from time to time party thereto, the Company, the foreign subsidiary borrowers from time to time party thereto, and certain of its other domestic and foreign subsidiaries from time to time party thereto (the “ABL Credit Agreement”) providing for a senior secured asset-based $150.0 million revolving credit facility with a maturity five years from the completion of the Acquisition (the “ABL Credit Financing”) and (2) a credit agreement among JPMorgan, as term loan administrative agent, Golub Capital, as lender, and the other lenders from time to time party thereto and the Company (the “Term Loan Credit Agreement”) providing for a $275.0 million term loan facility with a maturity seven years from the completion of the Acquisition and quarterly principal payments equal to 1% per annum of the original amount of the term loan facility (the “Term Loan Credit Financing” and together with the ABL Credit Financing, the “Debt Financing”).

In connection with the Debt Financing, the Company is furnishing to prospective lenders certain business information about the Company and Taylor that the Company considers material information that, in part, has not been available to the public. Accordingly, the Company is providing such information herewith

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FINANCING TRANSACTION OVERVIEW (1) EV calculated based on LCUT’s share price of $16.87, estimated Filament debt balance at closing of $185.0mm, cash considerations to seller of $27.5mm and $6.5mm of transaction expenses; (2) Excludes $3.1mm letters of credit; (3) Market cap based on share price of $17.40 as of 1/24/18; (4) PF 2017E Adjusted EBITDA of $87.7mm, defined as $34.5mm of Filament 2017E EBITDA (inclusive of PlanetBox EBITDA) + $45.2mm of Lifetime 2017E EBITDA (inclusive of $2.3mm of cost savings and $2.0mm of savings from UK operations consolidation) + $8.1mm of other cost savings. Sources & Uses Pro Forma Capitalization Sources ($mm) $150.0mm RC facility $53 Term loan B 275 Equity funding 94 Total sources $422 Uses ($mm) Consideration to Filament(1) $313 Refinance existing Lifetime ABL(2) 95 Other fees / expenses 14 Total uses $422 ($mm) FYE 12/31 x FYE 12/31 EBITDA PF FYE 12/31 xPF 12/31 EBITDA Total cash and equivalents $6 – $6 – Existing $175mm ABL due 2019(2) 95 2.1x – – New ABL revolving facility due 2023 – – 53 0.6x New $275mm term loan B due 2025 – – 275 3.1x Total debt $95 2.1x $328 3.7x Net debt $89 2.0x $323 3.7x Market capitalization(3) 258 – 352 – Total capitalization $353 – $680 – Applied EBITDA(4) – $45 – $88

LIFETIME BRANDS – OVERVIEW

Lifetime Brands is a leading global provider of branded kitchenware, tableware and other products used in the home

Kitchenware

- U.S. market: $6.8bn

Category	#1 Segment Position
Kitchen Tools & Gadgets	✓
Cutlery, Cutting Boards & Shears	✓
Cookware & Bakeware	






Tableware

- One of the top 3 market share leaders in a $3.0bn category

Category	#1 Segment Position
Dinnerware	
Stemware	
Flatware	✓






Home Solutions

- U.S. market: $6.5bn

Category	#1 Segment Position
Home Décor	
Portable Beverageware and Food Storage	
Lunch Bags & Wine Totes	
Pantryware & Spice Racks	✓





LifetimeBrands | Filament BRANDS

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FILAMENT BRANDS – OVERVIEW Gross Sales Profile Key Brands Commercial 36% Bath & Other 21% LTM 9/30/17 Sales: $178mm1 Category Brands #1 Segment Position Kitchenware 36% Kitchen Measurement Kitchen Tools & Gadgets Wine & Bar Commercial Bath Measurement Weather Measurement & Travel Retail Direct Kitchenware 38% Commercial 33% Bath & Other 21% Retail Direct 8% (1) Pro forma for PlanetBox acquisition

FILAMENT BRANDS – KEY BUSINESSES

Kitchenware

- **Kitchen measurement:** #1 brand in retail kitchen measurement and #1 in food service measurement (thermometers, food scales, timers)
- **Taylor**: leading provider of measurement devices to the industrial market
- **Chef'n:** Leading innovator in kitchen tools and gadgets
- **Rabbit:** Pioneer in wine accessories category with high consumer recognition



Sales ($mm)
$74
$71
$69
FY 2016
FY 2017
LTM 9/30/17

Commercial

- Ideation, trends, design, development, and engineering services focused on customer driven projects
- #1 ranked Starbucks ware designer and supplier, with hot, cold, hydration, tea, accessories, gift and ceramic categories served
- 14 years with Starbucks, largest supplier in cold category, 2nd largest supplier in hot, won exclusive supplier program in hydration in 2016
- #1 supplier of kitchen measurement devices to serve the food industry



$66
$67
$73
FY 2016
FY 2017
LTM 9/30/17

Bath & Other

- **Bath:** 30%+ market share, leading supplier of bath scales, brands include Taylor, Homedics, Salter
- **Weather:** category pioneer for weather thermometers under brands Taylor and Springfield



$42
$41
$39
FY 2016
FY 2017
LTM 9/30/17

Retail Direct

- Online only brand EatSmart sells direct to consumer as a market place seller through Amazon
- EatSmart substantial online presence (25,000+ reviews on leading SKUs) is a large competitive advantage.
  - Leading 5 star ratings and #1 ranked position in bath scales and travel cubes
- Planet Box is 95% sold online, nearly all on its own website
- Direct to Consumer Brand of eco friendly products featuring lunchboxes and related accessories



$11
$11
$13
FY 2016
FY 2017
LTM 9/30/17

Note: Filament fiscal year end of 3/31

LifetimeBrands Filament BRANDS 4

CAGR: 26.6% Amazon North America Retail sales ($bn) Lifetime and Filament Amazon Gross Sales ($mm) Online sales for Amazon will continue to grow rapidly, as estimates report that 71% of the penetrable Gen Y market and 66% of the penetrable Gen X market are Amazon prime members or interested in becoming Amazon prime members This compares to 58% and 38% of the Boomers and Seniors generations, respectively Currently, 58% of all shoppers are Amazon prime members or interested in becoming Amazon prime members CAGR: 3.0% Filament Lifetime CAGR: 61.0% FYE: December 31 FYE: March 31 Overall, Lifetime estimates that 27% of their products are purchased online through online retailers which includes pure play online and the on line sites of brick and mortar retailers 1 … WITH STRONGER PRO FORMA ONLINE POSITIONING

BY CUSTOMERS: INCREASED PRO FORMA RELEVANCE AND EXPANSION OF DISTRIBUTION CHANNELS Commercial: 1.2x 11.1x 1.9x 1.6x 1.7x Direct-to-Consumer 1.2x 1.4x 2.0x Important Growth Opportunities Combined Revenue Relative to Lifetime Brands International: Complimentary channel capabilities create white space opportunities in: 4

CASH FLOW GENERATION: HISTORY OF STRONG CASH FLOW SUPPORTED BY LOW-CAPEX MODEL

Lifetime Brands



EBITDA
Capex
% Conversion
45
47
50
89%
93%
89%
(5)
(3)
(6)
FY 2015
FY 2016
LTM 9/30/2017

Filament Brands



EBITDA
Capex
% Conversion
31
39
38
96%
97%
96%
(1)
(1)
(2)
FY 2015
FY 2016
FY 2017

	Lifetime FY 2015	Lifetime FY 2016	Lifetime LTM 9/30/2017	Filament FY 2015	Filament FY 2016	Filament FY 2017
% conversion	88.5%	92.8%	88.7%	96.0%	96.9%	95.6%

Steady Net Sales Growth



$593
$590
$758
$786
$805
$824
$844
$864
2016
LTM 9/30/17
2017E
2018E
2019E
2020E
2021E
2022E

Consistent EBITDA generation



~400 bps immediate margin expansion with transaction
EBITDA
Merger Synergies
Lifetime Cost Savings
EBITDA margin
$47
$50
4
$88
$93
$95
$97
$99
$102
8
4
8%
8%
12%
12%
12%
12%
12%
12%
2016
LTM 9/30/17
2017E
2018E
2019E
2020E
2021E
2022E

Current asset-lite / low-capex model combined with forecasted growth & expansion from Filament acquisition

LifetimeBrands | Filament BRANDS

Note: LTM 9/30/17 Lifetime EBITDA includes $2.3mm of achieved cost savings and $2.0mm of savings from UK operations consolidation. The run-rate $4.3mm of cost savings includes $2.3mm of cost savings and $2.0mm of savings from UK operations consolidation.

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FINANCIAL POLICY Targeted debt / EBITDA below 3.00x Maintain strong free cash flow generation Maintain solid liquidity position Access to asset-based revolving credit facility for growing working capital and other general corporate purposes Target minimum liquidity (ABL R/C availability and cash on balance sheet) of $75.0 million Emphasis on organic growth complemented with tuck-in acquisitions of global brands Continued focus on de-leveraging FINANCIAL POLICY

$20 MILLION OF ANNUAL IDENTIFIED COST SAVINGS OPPORTUNITIES Lifetime Cost Saving Initiatives Supply Chain: ($2.8 million) Consolidate warehouses and eliminate overlapping functions related to warehousing Rationalize footprint and workforce in China Sales & Marketing: ($2.2 million) Utilize Lifetime’s in-house sales force to reduce costs Eliminate overlapping marketing positions Overlapping G&A: ($3.1 million) Elimination of redundant back office operations Expect one-time costs not to exceed $4.5 million to achieve identified synergies Merger Synergies Lifetime extracted $4.3 million of savings through initiatives undertaken in the past year(1) This includes consolidation of international operations Additional savings of $8.0 million upon completion of business optimization plan Total savings of $12.3 million Total savings of $8.1 million All cost savings expected to recur every year going forward (1) $4.3 million of cost savings calculated as $2.3mm of cost saving initiatives already completed + $2.0mm U.K. operations consolidation under way Not currently included in pro forma stats and model

SUMMARY CREDIT HIGHLIGHTS

Meaningfully enhances scale:
- Fragmented industry where Lifetime is #1 on a pro forma basis (previously #2)
- Scale creates a competitive advantage and enhanced platform to consolidate industry
- Large international upside for Filament with ability to go direct to market via Lifetime's platform
- Enables access to 3rd party data creating a competitive advantage supporting product placement at retailers

Consistent track record:
- Both companies have demonstrated stable financial performance
- Management has successful track record of M&A and post-merger integration, as well as a commitment to a conservative balance sheet

Leading market positions
- #1 in 9 categories, representing 61% of sales
- Highly complementary businesses with little category overlap
- Long established brands with wide consumer and trade recognition
- Demonstrated brand loyalty and longevity
- Long-term customer relationships across distribution channels

Strong presence across distribution channels
- Retail presence from Walmart to Tiffany
- International via KitchenCraft in the UK
- Ecommerce – Amazon, Omnichannel, and direct to consumer
- Commercial

Merger utilizes unique infrastructure built at Lifetime, creating significant synergies
- Unique and difficult to replicate platform in the industry
- 60 years of sourcing, engineering, logistics, quality control, etc.
- State of the art distribution facilitates on the East and West costs
- Strong in-house sales force with long-term customer relationships
- Leading IT infrastructure run on SAP

Superior free cash flow model: asset lite, low capex primarily related to maintenance
- Strong anticipated pro forma free cash flow conversion

Enhanced pro forma financial profile
- Meaningful margin accretion (~400 bps increase in EBITDA margin, 200 bps increase in gross margin)
- Doubling of EBITDA and Free Cash Flow

(1) FCF conversion calculated as (Cash from operations – CapEx) / Adjusted EBITDA

LifetimeBrands Filament BRANDS
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EBITDA RECONCILIATION

	FY2016A	LTM 9/30/17	FY2017E
LCUT EBITDA build			
Net Income	**$15.7**	**$15.7**	**$8.7**
(+) Provision for Income Taxes	7.0	7.7	5.2
(+) Interest Expense (Incl. Amortization of Fees)	5.1	4.5	4.8
(+) Depreciation & Amortization	14.2	13.1	14.5
(+) Vasconia Dividend	0.2	0.2	-
(+) Stock Option Expense	2.9	3.3	3.4
(+) Rialto warehouse	-	-	1.2
(+) Restructuring	2.4	1.4	1.2
(+) Equity (Income) in Earnings	(0.7)	(1.7)	(0.7)
(+) Acquisition Costs / Unrealized MTM Gain / Loss	0.1	1.6	2.6
Reported EBITDA	**$46.9**	**$45.8**	**$40.9**
(+) Positions eliminated	-	1.7	1.7
(+) La Cafetiere	-	0.7	0.7
(+) Consolidation of UK operations	-	2.0	2.0
Adjusted EBITDA	**$46.9**	**$50.1**	**$45.2**

	Calendarized FY 2016	LTM 9/30/17	Calendarized FY 2017E
Filament EBITDA build			
Net Sales	**$169.0**	**$177.7**	**$175.2**
(-) Cost of sales	95.2	102.8	101.8
Gross Profit	**$73.8**	**$74.9**	**$73.3**
(-) Freight and direct selling	7.2	7.1	6.9
(-) Sales, Marketing, Operations, Product Development	23.2	24.2	24.1
(-) Finance, HR / Exec, IT , Other	11.0	10.7	10.9
EBIT	**$32.5**	**$32.8**	**$31.4**
(+) Depreciation	1.9	1.6	1.6
(+) Management fees / BOD fees	0.8	0.7	0.8
(+) Acquisition Adjustments	1.1	0.6	0.6
(+) Non-Recurring	0.2	0.1	0.1
Adjusted EBITDA	**$36.6**	**$35.9**	**$34.5**

	FY 2016	LTM 9/30/17	FYE 2017E
Pro forma adjusted EBITDA build (no synergies)	**$83.4**	**$86.0**	**$79.7**
(+) Combined efficiencies	**-**	**$8.1**	**$8.1**
Pro forma adjusted EBITDA (with synergies)		**$94.0**	**$87.7**

Note: Filament revenue figures pro forma for PlanetBox acquisition

LifetimeBrands Filament BRANDS 11